UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2023

PRIME IMPACT ACQUISITION I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39501	98-1554335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 E San Carlos Street, Suite 12

San Jose, California 95112

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 825-6965

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-third of one Warrant to acquire one Class A Ordinary Share	PIAI.U	The New York Stock Exchange
Class A Ordinary Shares, par value $0.0001 per share	PIAI	The New York Stock Exchange
Warrants, each whole Warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	PIAI.W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holdings.

Prime Impact Acquisition I (the “Company”) held an extraordinary general meeting of Shareholders (the “General Meeting”) at 12:00 p.m. Eastern Time on March 8, 2023 for the purposes of considering and voting upon:

•

The Extension Proposal — to consider and vote upon a proposal by the following special resolution to amend (the “Extension Proposal”) the Company’s amended and restated memorandum and articles of association (together, the “Existing Charter”) to: (i) extend from March 14, 2023 (the “Original Termination Date’) to April 14, 2023 (the “Extended Date”), the date (the “Termination Date”) by which, if the Company has not consummated a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganisation or similar business combination involving one or more businesses or entities, the Company must: (a) cease all operations except for the purpose of winding up; (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the shares sold in the Company’s initial public offering (the “Public Shares”); and (c) as promptly as reasonably possible following such redemption liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law, provided that Prime Impact Cayman, LLC (the “Sponsor”) (or its affiliates or permitted designees) (the “Lender”) will deposit into a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, the lesser of (A) US$210,000 or (B) $0.035 for each Public Share that is not redeemed in connection with the General Meeting, in exchange for one or more non-interest bearing, unsecured promissory notes issued by the Company to the Lender, and (ii) in the event that the Company has not consummated an initial business combination by April 14, 2023, without approval of the Company’s shareholders, to allow the Company, by resolution of the board of directors of the Company if requested by our Sponsor, and upon notice delivered by the Sponsor prior to 5:00 P.M. Pacific Time on the applicable Termination Date to extend the Termination Date up to five additional times, each by one additional month (for a total of up to five additional months to complete a business combination) (each, an “Additional Extension Date”), provided that a Lender will deposit into the Trust Account: for each such monthly extension, the lesser of (a) US$210,000 or (b) $0.035 for each Public Share that is not redeemed in connection with the General Meeting, for an aggregate deposit of up to the lesser of: (a) US$1,050,000; or (b) US$0.175 for each Public Share that is not redeemed in connection with the General Meeting, in exchange for one or more non-interest bearing, unsecured promissory notes issued by the Company to the Lender. If the Company completes its initial business combination, it will, repay the amounts loaned under the promissory note(s). If the Company does not complete a business combination by the deadline to consummate an initial business combination, such promissory notes will be repaid only from funds held outside of the Trust Account.

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The Adjournment Proposal — to consider and vote upon a proposal by the following ordinary resolution to approve the adjournment of the General Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, to solicit additional proxies for the purpose of approving the Extension Proposal, to amend the Extension Proposal, or to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined in good faith after consultation with outside legal counsel is required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the General Meeting; provided that the General Meeting is reconvened as promptly as practical thereafter. The Adjournment Proposal will only be presented at the General Meeting if there are not sufficient votes to approve the Extension Proposal.

For more information on these proposals, please refer to the Company’s proxy statement dated February 14, 2023 (the “Proxy Statement”). As of the record date of February 10, 2023, there were a total of 14,896,271 ordinary shares issued and outstanding and entitled to vote at the General Meeting. Proxies were received for 12,497,251 ordinary shares, or approximately 83.9% of the shares issued and outstanding and entitled to vote at the General Meeting; therefore a quorum was present.

Shareholders voted to approve the Extension Proposal. The proposal received the following final voting results:

For	Against	Abstain
12,497,250	1	0

The Adjournment Proposal was not presented to the shareholders because there were sufficient votes to approve the Extension Proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prime Impact Acquisition I

By:	/s/ Mark Long
Name:	Mark Long
Title:	Co-Chief Executive Officer

Dated: March 13, 2023